 Exhibit 10.29

REACHLOCAL, INC.
AMENDED AND RESTATED 2008 STOCK INCENTIVE PLAN

RESTRICTED STOCK AWARD GRANT NOTICE AND
RESTRICTED STOCK AWARD AGREEMENT

ReachLocal, Inc., a Delaware corporation, (the “Company”), pursuant to its Amended and Restated 2008 Stock Incentive Plan, as amended from time to time (the “Plan”), hereby grants to the individual listed below (“Holder”), in consideration of the mutual agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the number of shares of the Company’s Common Stock set forth below.  This Restricted Stock award (the “Award”) is subject to all of the terms and conditions as set forth herein and in the Restricted Stock Award Agreement attached hereto as Exhibit A (the “Agreement”) (including without limitation the Restrictions on the shares of Common Stock set forth in the Agreement) and the Plan, each of which is incorporated herein by reference.  Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Restricted Stock Award Grant Notice (the “Grant Notice”) and the Agreement.

Holder:	_________________________________________
Grant Date:	_________________________________________
Vesting Commencement Date:	_________________________________________
Total Number of Shares of Restricted Stock:	______________________ Shares
Vesting Schedule:
______________________________________________________________
______________________________________________________________
______________________________________________________________
______________________________________________________________

Termination:
If Holder ceases to be an Employee, Consultant or Director prior to the applicable vesting date, all shares of Common Stock underlying this Award that have not become vested on or prior to the date of such termination of services will thereupon be automatically forfeited by Holder without payment of any consideration therefor.

By his or her signature and the Company’s signature below, Holder agrees to be bound by the terms and conditions of the Plan, the Agreement and this Grant Notice.  Holder has reviewed the Agreement, the Plan and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice, the Agreement and the Plan.  Holder hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator of the Plan upon any questions arising under the Plan, this Grant Notice and/or the Agreement.  If Holder is married, his or her spouse has signed the Consent of Spouse attached to this Grant Notice as Exhibit B.

REACHLOCAL, INC.:Holder:	HOLDER:
By:	By:
Print Name:	Print Name:
Title:
Address:	Address:

EXHIBIT A
TO RESTRICTED STOCK AWARD GRANT NOTICE

REACHLOCAL, INC. RESTRICTED STOCK AWARD AGREEMENT

ARTICLE I.

GENERAL

1.1           Defined Terms.  Wherever the following terms are used in this Restricted Stock Award Agreement (the “Agreement”), they shall have the meanings specified below, unless the context clearly indicates otherwise.  Capitalized terms not specifically defined herein shall have the meanings specified in the ReachLocal, Inc. Amended and Restated 2008 Stock Incentive Plan, as amended from time to time (the “Plan”) and the Restricted Stock Award Grant Notice (the “Grant Notice”) to which this Agreement is attached.

(a)           “Cause” shall be deemed to exist if Holder is terminated by the Company or a Subsidiary for any of the following reasons: (i) Holder’s willful failure to substantially perform Holder’s duties and responsibilities to the Company or its Subsidiaries, (ii) Holder’s commission of any act of fraud, embezzlement, dishonesty or any other willful misconduct that has caused material injury to the Company or its Subsidiaries, (iii) unauthorized use or disclosure by Holder of any proprietary information or trade secrets of the Company, a Subsidiary or any other party to which Holder owes an obligation of nondisclosure as a result of Holder’s relationship with the Company or its Subsidiaries, (iv) Holder’s willful material breach of any of Holder’s obligations under any written agreement or covenant with the Company or a Subsidiary, or (v) conviction of, or plea of “guilty” or “no contest” to, a felony under the laws of the United States or any state thereof, to the material detriment of the Company or any of its Subsidiaries.

(b)           [“Good Reason” shall mean Holder’s resignation from employment with the Company within ninety (90) days after the occurrence of one of the following events without Holder’s express written consent, provided, however, that Holder must provide written notice to the Company within sixty (60) days after the initial occurrence of the event allegedly constituting Good Reason, and the Company shall have thirty (30) days after such notice is given to cure:  (i) a material diminution in Holder’s title, authority or responsibility with the Company and its Subsidiaries; provided, that neither a mere change in title alone nor reassignment following a Change in Control to a position that is substantially similar to the position held prior to the Change in Control shall constitute a material diminution in authority or responsibility; (ii) a material reduction in Holder’s then-current annual base salary; provided, however, that in no event shall a reduction of less than fifteen percent (15%) be deemed material; provided, further, that an across-the-board reduction in salary level of all other employees in positions similar to that of Holder by the same percentage amount as part of a general salary level reduction shall not constitute “Good Reason,” (iii) a material breach by the Company of any employment agreement with Holder or (iv) a material relocation of Holder’s principal place of business, it being understood that travel to Los Angeles, California and other ReachLocal offices may be required for extended periods of time, and such travel shall in no event constitute a relocation of Holder’s principal place of business, and provided that in no event will a relocation to a location within a forty (40)-mile radius of Holder’s current business location be deemed material.]

(c)           “Termination of Consultancy” shall mean the time when the engagement of Holder as a Consultant to the Company or a Subsidiary is terminated for any reason, with or without Cause, including, but not by way of limitation, by resignation, discharge, death or retirement, but excluding:  (a) terminations where there is a simultaneous employment or continuing employment of Holder by the Company or any Subsidiary, and (b) terminations where there is a simultaneous re-establishment of a consulting relationship or continuing consulting relationship between Holder and the Company or any Subsidiary.  The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Consultancy, including, but not by way of limitation, the question of whether a particular leave of absence constitutes a Termination of Consultancy.  Notwithstanding any other provision of the Plan, the Company or any Subsidiary has an absolute and unrestricted right to terminate a Consultant’s service at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in writing.

(d)           “Termination of Directorship” shall mean the time when Holder, if he or she is or becomes a Non-Employee Director, ceases to be a Director for any reason, including, but not by way of limitation, a termination by resignation, failure to be elected, death or retirement.  The Board, in its sole and absolute discretion, shall determine the effect of all matters and questions relating to Termination of Directorship with respect to Non-Employee Directors.

(e)           “Termination of Employment” shall mean the time when the employee-employer relationship between Holder and the Company or any Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death, disability or retirement; but excluding:  (a) terminations where there is a simultaneous reemployment or continuing employment of Holder by the Company or any Subsidiary, and (b) terminations where there is a simultaneous establishment of a consulting relationship or continuing consulting relationship between Holder and the Company or any Subsidiary.  The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a particular leave of absence constitutes a Termination of Employment.

1.2           “Termination of Service” shall mean Holder’s Termination of Consultancy, Termination of Directorship or Termination of Employment, as applicable.

1.3           Incorporation of Terms of Plan.  The Award is subject to the terms and conditions of the Plan, which are incorporated herein by reference.  In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.

ARTICLE II.

AWARD OF RESTRICTED STOCK

2.1           Award of Restricted Stock.

(a)           Award.  Pursuant to the Grant Notice and upon the terms and conditions set forth in the Plan and this Agreement, effective as of the Grant Date set forth in the Grant Notice, ReachLocal, Inc., a Delaware corporation (the “Company”), has granted to Holder an award of Restricted Stock (the “Award”) under the Plan in consideration of Holder’s past and/or continued employment with or service to the Company or a Subsidiary, and for other good and valuable consideration.  The number of shares of Common Stock subject to the Award is set forth in the Grant Notice.  Holder is an Employee, Director or Consultant of the Company or any Subsidiary.

(b)           Book Entry Form; Certificates.  At the sole discretion of the Administrator, the shares of Common Stock will be issued in either (i) uncertificated form, with the shares of Common Stock recorded in the name of Holder in the books and records of the Company’s transfer agent with appropriate notations regarding the restrictions on transfer imposed pursuant to this Agreement, and upon vesting and the satisfaction of all conditions set forth in Sections 2.2(d) and (e) hereof, the Company shall remove such notations on any such vested shares of Common Stock in accordance with Section 2.2(e) hereof; or (ii) certificated form pursuant to the terms of Sections 2.1(c), (d) and (e) hereof.

(c)           Legend.  Certificates representing shares of Common Stock issued pursuant to this Agreement shall, until all Restrictions (as defined below) imposed pursuant to this Agreement lapse or shall have been removed and the shares of Common Stock shall thereby have become vested or the shares of Common Stock represented thereby have been forfeited hereunder, bear the following legend (or such other legend as shall be determined by the Administrator):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN VESTING REQUIREMENTS AND MAY BE SUBJECT TO FORFEITURE UNDER THE TERMS OF A RESTRICTED STOCK AWARD AGREEMENT, BY AND BETWEEN REACHLOCAL, INC. AND THE REGISTERED OWNER OF SUCH SHARES OF COMMON STOCK, AND SUCH SHARES OF COMMON STOCK MAY NOT BE, DIRECTLY OR INDIRECTLY, OFFERED, TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNDER ANY CIRCUMSTANCES, EXCEPT PURSUANT TO THE PROVISIONS OF SUCH AGREEMENT.”

(d)           Escrow.  The Secretary of the Company, or such other escrow holder as the Administrator may appoint, may retain physical custody of any certificates representing the shares of Common Stock until all of the Restrictions lapse or shall have been removed; in such event, Holder shall not retain physical custody of any certificates representing unvested shares of Common Stock issued to him or her.  Holder, by acceptance of the Award, shall be deemed to appoint, and does so appoint, the Company and each of its authorized representatives as Holder’s attorney(s)-in-fact to effect any transfer of unvested forfeited shares of Common Stock (or shares of Common Stock otherwise reacquired by the Company hereunder) to the Company as may be required pursuant to the Plan or this Agreement and to execute such documents as the Company or such representatives deem necessary or advisable in connection with any such transfer.

(e)           Removal of Notations; Delivery of Certificates Upon Vesting.  As soon as administratively practicable after the vesting of any shares of Common Stock subject to the Award pursuant to Section 2.2(b) hereof, the Company shall, as applicable, either remove the notations on any shares of Common Stock subject to the Award issued in book entry form which have vested or deliver to Holder a certificate or certificates evidencing the number of shares of Common Stock subject to the Award which have vested (or, in either case, such lesser number of shares of Common Stock as may be permitted pursuant to Section 11.2 of the Plan).  Holder (or the beneficiary or personal representative of Holder in the event of Holder’s death or incapacity, as the case may be) shall deliver to the Company any representations or other documents or assurances required by the Company.  The shares of Common Stock so delivered shall no longer be subject to the Restrictions hereunder.

2.2           Restrictions.

(a)           Forfeiture.

(i)           Any portion of the Award (and the shares of Common Stock subject thereto) which is not vested as of the date of Holder’s Termination of Service (after taking into consideration any accelerated vesting and lapsing of Restrictions which may occur in connection with such Termination of Service (if any)) shall thereupon be forfeited immediately and without any further action by the Company, and Holder’s rights in any such shares of Common Stock and such portion of the Award shall thereupon lapse and expire.  For purposes of this Agreement, in the event that Holder is both an Employee and a Director, Holder shall not be deemed to have incurred a Termination of Service unless and until his or her status as both an Employee and Director has terminated.

(ii)           For purposes of this Agreement, “Restrictions” shall mean the restrictions on sale or other transfer set forth in Section 3.2 hereof and the exposure to forfeiture set forth in this Section 2.2(a) and the Grant Notice, if any.

(b)           Vesting and Lapse of Restrictions.  Subject to Sections 2.2(a) and 2.2(c) hereof, the Award shall vest and Restrictions shall lapse in accordance with the vesting schedule set forth in the Grant Notice (rounding down to the nearest whole Share, except in the case of the final vesting event).

(c)           Acceleration of Vesting.  Notwithstanding Section 2.2(b) hereof, the vesting of the Award and lapsing of Restrictions may be accelerated pursuant to Section 13.2 of the Plan, as provided therein.  [In addition, subject to Section 2.2(a) hereof, in the event that a Change in Control occurs and, within the [__] month period immediately following such Change in Control, Holder incurs a Termination of Service by the Company without Cause or by Holder for Good Reason, the Award shall thereupon vest with respect to that number of shares of Common Stock that would have vested during the [__] month period immediately following the date of Holder’s Termination of Service had Holder remained employed by the Company or a Subsidiary until the last day of such [__] month period.] / [In addition, subject to Section 2.2(a) hereof, the Award may be subject to accelerated vesting under certain circumstances to the extent set forth in the ReachLocal, Inc. Amended and Restated Change in Control and Severance Policy for Senior Management and/or Holder’s employment letter, dated as of [________], between the Company and Holder, in each case, subject to the terms and conditions thereof and as may be amended from time to time.]

(d)           Tax Withholding.  The Company or any Subsidiary shall be entitled to require a cash payment (or to elect, or permit Holder to elect, such other form of payment determined in accordance with Section 11.2 of the Plan) by or on behalf of Holder and/or to deduct from other compensation payable to Holder any sums required by federal, state or local tax law to be withheld with respect to any taxable event arising in connection with this Award or the vesting thereof or lapse of the Restrictions hereunder.  In satisfaction of the foregoing requirement, unless otherwise determined by the Company, the Company or any Subsidiary shall withhold shares of Common Stock otherwise issuable under the Award having a fair market value equal to the sums required to be withheld by federal, state and/or local tax law.  The number of shares of Common Stock which shall be so withheld in order to satisfy such federal, state and/or local withholding tax liabilities shall be limited to the number of shares which have a fair market value on the date of withholding equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state and/or local tax purposes that are applicable to such supplemental taxable income.  Notwithstanding any other provision of this Agreement (including without limitation Section 2.1(b) hereof), the Company shall not be obligated to deliver any new certificate representing shares of Common Stock to Holder or Holder’s legal representative or to enter any such shares of Common Stock in book entry form unless and until Holder or Holder’s legal representative shall have paid or otherwise satisfied in full the amount of all federal, state and local taxes applicable to the taxable income of Holder resulting from the grant or vesting of the Award or the issuance of shares of Common Stock hereunder.

(e)           Conditions to Delivery of Common Stock.  The shares of Common Stock deliverable under this Award may be either previously authorized but unissued shares of Common Stock, treasury shares of Common Stock or shares of Common Stock purchased on the open market.  Such shares of Common Stock shall be fully paid and nonassessable.  The Company shall not be required to issue or deliver any certificates or make any book entries evidencing shares of Common Stock under this Award prior to fulfillment of the conditions set forth in Section 11.4 of the Plan.

Notwithstanding the foregoing, the issuance of such shares of Common Stock shall not be delayed to the extent that such delay would result in a violation of Section 409A of the Code.  In the event that the Company delays the issuance of such shares of Common Stock because it reasonably determines that the issuance of such shares of Common Stock will violate federal securities laws or other applicable law, such issuance shall be made at the earliest date at which the Company reasonably determines that issuing such shares of Common Stock will not cause such violation, as required by Treasury Regulation Section 1.409A-2(b)(7)(ii).

2.3           Consideration to the Company.  In consideration of the grant of the Award by the Company, Holder agrees to render faithful and efficient services to the Company and its Subsidiaries.

ARTICLE III.

OTHER PROVISIONS

3.1             Section 83(b) Election.  If Holder makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which Holder would otherwise be taxable under Section 83(a) of the Code, Holder hereby agrees to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service.

3.2           Restricted Stock Not Transferable.  Until the Restrictions hereunder lapse or expire pursuant to this Agreement and the shares of Common Stock vest, the Restricted Stock (including any shares of Common Stock received by holders thereof with respect to Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall be subject to the restrictions on transferability set forth in Section 11.3 of the Plan; provided, however, that this Section 3.2 notwithstanding, with the consent of the Administrator, the shares of Common Stock may be transferred to one or more Permitted Transferees, subject to and in accordance with Section 11.3 of the Plan.

3.3           Rights as Stockholder; Dividend Rights.  Except as otherwise provided herein, upon the Grant Date, Holder shall have all the rights of a stockholder with respect to the shares of Common Stock, subject to the Restrictions herein, including the right to vote the shares of Common Stock and the right to receive any cash or stock dividends paid to or made with respect to the shares of Common Stock.  Any dividends or distributions made with respect to the Award, or any portion of the Award, as to which the Restrictions have not yet lapsed shall be subject to the same Restrictions as the Award, and shall be held by the Company, without interest thereon, and not distributed to Holder, until such time, and to the extent that, the Award, or such portion of the Award, vests and the Restrictions thereon lapse in accordance with the vesting provisions applicable to the Award or such portion thereof.

3.4           Not a Contract of Service.  Nothing in this Agreement or in the Plan shall confer upon Holder any right to continue to serve as an employee or other service provider of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and any Subsidiary, which rights are hereby expressly reserved, to discharge or terminate the services of Holder at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company or a Subsidiary and Holder.

3.5           Governing Law.  The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

3.6           Conformity to Securities Laws.  Holder acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act, and any and all regulations and rules promulgated thereunder by the Securities and Exchange Commission.  Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Award is granted, only in such a manner as to conform to such laws, rules and regulations.  To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

3.7           Amendments, Suspension and Termination.  To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Committee or the Board, provided, however, that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the Award in any material way without the prior written consent of Holder.

3.8           Notices.  Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the address given beneath the signature of the Company’s authorized officer on the Grant Notice, and any notice to be given to Holder shall be addressed to Holder at the most recent address for Holder on the Company’s books and records.  By a notice given pursuant to this Section 3.8, either party may hereafter designate a different address for notices to be given to that party.  Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

3.9           Successors and Assigns.  The Company or any Subsidiary may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company and any Subsidiary.  Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Holder and his or her heirs, executors, administrators, successors and assigns.

3.10         Limitations Applicable to Section 16 Persons.  Notwithstanding any other provision of the Plan or this Agreement, if Holder is subject to Section 16 of the Exchange Act, the Plan, the Award and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule.  To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

3.11         Entire Agreement.  The Plan, the Grant Notice and this Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and any Subsidiary and Holder with respect to the subject matter hereof.

3.12         Limitation on Holder’s Rights.  Participation in the Plan confers no rights or interests other than as herein provided.  This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust.  The Plan, in and of itself, has no assets.  Holder shall have only the rights of a general unsecured creditor of the Company and any Subsidiary with respect to amounts credited and benefits payable, if any, with respect to the shares of Common Stock issuable hereunder.

EXHIBIT B

TO RESTRICTED STOCK AWARD GRANT NOTICE

CONSENT OF SPOUSE

I, ____________________, spouse of _______________, have read and approve the foregoing Restricted Stock Award Agreement (the “Agreement”).  In consideration of issuing to my spouse the shares of the common stock of ReachLocal, Inc. set forth in the Agreement, I hereby appoint my spouse as my attorney-in-fact in respect to the exercise of any rights under the Agreement and agree to be bound by the provisions of the Agreement insofar as I may have any rights in said Agreement or any shares of the common stock of ReachLocal, Inc. issued pursuant thereto under the community property laws or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Agreement.

Dated: _______________, _____
Signature of Spouse

B-1